Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Great Pee Dee Bancorp, Inc.
Cheraw, South Carolina

We consent to the use in Amendment No. 1 of the Registration Statement of First Bancorp on Form S-4 of our report dated September 19, 2007 on the consolidated financial statements of Great Pee Dee Bancorp, Inc. and Subsidiary as of and for the years ended June 30, 2007 and 2006 and to the reference to our firm under the reference “Experts” in the Registration Statement.

/s/  Dixon Hughes PLLC

Charlotte, North Carolina
February 1, 2008